UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2024

Fresh Vine Wine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 Wayzata Blvd. #1147

Minnetonka, MN 55305

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements - Notes and Warrants

On October 8, 2024, Fresh Vine Wine, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with two accredited investors, pursuant to which the Company agreed to sell up to an aggregate principal amount of $600,000 of secured convertible promissory notes (“Notes”) that will be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants (“Warrants”) to purchase up to 740,000 shares of Common Stock. The Company intends to use the proceeds for general corporate purposes.

The Securities Purchase Agreements contain customary representations, warranties and covenants by the Company. The Company agreed not to effect or enter into any agreement to effect any issuance of Common Stock or Common Stock Equivalents involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement), for so long as any Note or Warrant is outstanding. The Company granted the investors the right to participate in certain future issuances of Common Stock or other securities of the Company on a pro rata basis, for so long as any Notes or Warrants are outstanding. Under the Securities Purchase Agreements, the aggregate of (i) the total number of shares of Common Stock issuable upon conversion of the Notes and (ii) the total number of shares of Common Stock issuable upon exercise of Warrants may not exceed 19.9% of the Company’s outstanding Common Stock as of the date of the Securities Purchase Agreement unless and until the Company obtains the approval of its stockholders as required by the applicable rules and regulations of the NYSE American. As part of the Securities Purchase Agreements, the Company also granted piggy-back registration rights to the investors.

The Notes were issued with original issuance discount of 20%, resulting in gross proceeds of $500,000 to the Company. The Notes bear no interest unless an event of default occurs, and mature on April 4, 2025. The Notes may be prepaid. Each Note is convertible into Common Stock at a conversion price equal to $0.40. A holder of the Note (together with its affiliates) may not convert any portion of the Note to the extent that the holder would beneficially own more than 9.99% of the outstanding shares of Common Stock immediately after exercise. The conversion price and number of shares of the Company’s Common Stock issuable upon conversion of the Notes will be subject to adjustment from time to time for any subdivision or consolidation of shares, dilutive issuances and other events.

Additionally, the Notes are secured by certain assets of the Company pursuant to a security agreement that was entered into in connection with the issuance of the Notes (the “Security Agreement”). The obligations under the Notes are guaranteed by a guaranty (the “Guaranty”) by the Company in favor of the investors.

The Warrants are immediately exercisable at an initial exercise price equal to $0.40 per share, and will expire on the 5th anniversary of the issuance date. A holder of the Warrant (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 9.99% of the outstanding shares of Common Stock immediately after exercise. The exercise price and number of shares of the Company’s Common Stock issuable upon exercise of the Warrants will be subject to adjustment from time to time for any subdivision or consolidation of shares, dilutive issuances and other events. The Warrants may not be exercised on a cashless basis.

The foregoing descriptions of the Securities Purchase Agreement, the Notes, the Warrants, the Security Agreement and the Guaranty are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 hereto, respectively, and are incorporated herein by reference.

Securities Purchase Agreement – Series B Preferred Stock

The Company’s board of directors has approved the issuance and sale of up to approximately 40,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at a purchase price of $100.00 per share in a private placement. As of October 15, 2024, the Company has received securities purchase agreements (the “Series B SPA”) from accredited investors for the purchase of a total of 6,980 shares of Series B Preferred Stock for an aggregate purchase price of $698,000. The Company intends to use the proceeds to cover transaction expenses related to the proposed Merger (defined below) and for general working capital purposes.

Each share of Series B Preferred Stock has the powers, designations, preferences, and other rights of the shares of such series as are set forth in the Certificate of Designation of the Series B Preferred Stock filed by the Company with the Secretary of State of the State of Nevada on March 14, 2024. The description of the terms of the Series B Preferred Stock set forth under Item 5.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 20, 2024 is incorporated herein by reference.

The Company previously engaged The Oak Ridge Financial Services Group, Inc. to serve as a financial adviser to the Company in connection with its capital raising activities. The Company has agreed to pay Oak Ridge a cash fee equal to 8.0% of the gross proceeds received by the Company from the sale of the Series B Preferred Stock, and to reimburse Oak Ridge for its out-of-pocket expenses.

The foregoing description of the Series B SPA is qualified in its entirety by the full text of the Series B SPA, which is attached hereto as Exhibits 10.6, and is incorporated herein by reference.

Secured Promissory Note

The Company and Adifex Holdings LLC (“Adifex”) entered into that certain promissory note (the “Adifex Note”) effective October 7, 2024, under which the Company agreed to lend to Adifex the principal sum of up to $3.5 million. The Adifex Note bears interest at 6.00% per annum until the closing date of the proposed Merger (defined below). If the proposed Merger does not close, the interest rate increases to 12% per annum from the date that negotiations cease. The unpaid principal plus accrued interest is due and payable on the date that is 9 months after the date on which the Company or Adifex provides notice to the other that negotiations have ceased if the proposed Merger is not closed. The Adifex Note is secured by all of the assets of Adifex pursuant to a security agreement (the “Adifex Security Agreement”) effective as of October 7, 2024.

The foregoing descriptions of the Adifex Note and the Adifex Security Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.7 and 10.8 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance

Sheet Arrangement of a Registrant.

The information set forth under “Securities Purchase Agreements - Notes and Warrants” in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The Series B Preferred Stock, Notes, Warrants and the shares of Common Stock issuable upon conversion or exercise of the Notes, Warrants and Series B Preferred Stock, as applicable, were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering.

Item 7.01 Regulation FD Disclosure

On October 14, 2024, the Company signed a non-binding letter of intent (the “LOI”) with Adifex and Adifex’s to be acquired subsidiary, Amaze Software, Inc., for a potential business combination (the “Merger”). Under the terms of the LOI, Fresh Vine would acquire 100% of the issued and outstanding membership interests of Adifex in exchange for $140 million of common stock valued at $.80 per share, via a share exchange transaction, merger transaction or other business combination structure, resulting in the current equity holders of the Company owning approximately 14% of the combined companies on a fully diluted basis.

The Company expects to announce additional details regarding the proposed Merger upon the execution of a definitive merger agreement. Completion of the Merger is subject to, among other matters, the negotiation of a definitive agreement providing for the transaction, various conditions and contingencies, including board and shareholder approval, regulatory approval, and other customary closing conditions. There can be no assurance that a definitive agreement will be entered into or that the proposed Merger will be consummated.

The information about the LOI is being furnished pursuant to Item 7.01 and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 8.01 Other Events

On October 15, 2024 the Company issued a press release announcing the LOI. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement for Notes and Warrants, dated October 8, 2024
10.2	Form of Secured Convertible Promissory Note
10.3	Form of Warrant
10.4	Form of Security Agreement
10.5	Form of Guaranty
10.6	Form of Securities Purchase Agreement for Series B Preferred Stock
10.7	Promissory Note in favor Fresh Vine Wine, Inc., effective October 7, 2024
10.8	Security Agreement effective as of October 7, 2024 between Adifex Holdings LLC and Fresh Vine Wine, Inc.
99.1	Press Release dated October 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: October 15, 2024	By:	/s/ Michael Pruitt
Michael Pruitt
Chairman and Chief Executive Officer